Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-78660, 33-80702 and 33-80704 of MotivePower Industries, Inc. (formerly MK Rail Corporation) on Form S-8 of our reports dated February 10, 1997 (except for
Note 7, as to which the date is February 27, 1997 and Note 18, as to which the date is March 6, 1997), appearing in this Annual Report on Form 10-K of MotivePower Industries, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 13, 1997